UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2007

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

U-Store-It Trust announced that it filed a complaint in the Court of Common Pleas, Cuyahoga County, Ohio on May 29, 2007 against its former Chairman of the Board of Trustees and Chief Executive Officer, Robert J. Amsdell; his son, Todd C. Amsdell, former President of a development subsidiary of the Company; Kyle V. Amsdell, also a son of Robert J. Amsdell; and Rising Tide Development LLC ("Rising Tide"), a company owned and operated by Robert J. Amsdell and members of his family.

The complaint alleges that (i) Messrs. Robert and Todd Amsdell breached their fiduciary duties to the Company; (ii) Messrs. Robert and Todd Amsdell violated their non-competition agreements with the Company by hiring or seeking to hire employees of the Company in violation of a provision prohibiting the solicitation of Company employees; (iii) Messrs. Robert, Todd and Kyle Amsdell improperly diverted for their own benefit the Company's corporate opportunities and manipulated occupancy rates at Rising Tide self-storage development properties to avoid triggering a provision in the Option Agreement, dated as of October 27, 2004 by and between U-Store-It, L.P., the Company's operating partnership, and Rising Tide (the "Option Agreement") that provides the Company with an option to purchase these properties, excluded from the Company's portfolio at the time of its initial public offering because these properties had not yet achieved stabilized occupancy, upon achievement of 85% physical occupancy for three consecutive months; (iv) Todd Amsdell tortiously interfered with the Company’s rights under the Option Agreement; (v) Rising Tide breached the implied covenant of good faith contained in the Option Agreement; (vi) Todd and Kyle Amsdell aided and abetted in these actions; and (vii) Robert, Todd and Kyle Amsdell engaged in a civil conspiracy to commit the acts described above.

The complaint seeks (i) disgorgement of all compensation paid to Robert and Todd Amsdell, including salary, bonuses, stock awards, and benefits, from and after the time of their first taking the actions alleged in the complaint; (ii) compensatory and punitive damages; (iii) recovery of investigation and accounting expenses incurred by the Company as a result of the actions alleged in the complaint; (iv) preliminary and permanent injunctive relief preventing Rising Tide from terminating the Property Management Agreement, dated as of October 27, 2004, by and between YSI Management LLC, a subsidiary of the Company, and Rising Tide (the "Property Management Agreement"), pursuant to which the Company manages the Rising Tide properties; (v) setoff of monies allegedly owed to Robert and Todd by the damages the Company has suffered as a result of their conduct; (vi) costs of the legal action; (vii) attorney’s fees; (viii) pre- and post-judgment interest; and (ix) a declaratory judgment that (a) the Company has the right to purchase Rising Tide properties for which the occupancy rates were manipulated, (b) the Company has committed no material breach of the Property Management Agreement, and (c) the Company is the party entitled to determine lease rates at the Rising Tide Properties pursuant to the Property Management Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

May 29, 2007	By:	Kathleen A. Weigand

Name: Kathleen A. Weigand
Title: Executive Vice President, General Counsel and Secretary